As filed with the Securities and Exchange Commission on February 21, 2014 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KIMBALL INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Indiana	35-0514506
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1600 Royal Street Jasper, Indiana (Address of Principal Executive Offices)	47549-1001 (Zip Code)
KIMBALL INTERNATIONAL, INC. AMENDED AND RESTATED
2003 STOCK OPTION AND INCENTIVE PLAN
(Full title of the plan)

John H. Kahle
Executive Vice President, General Counsel and Secretary
Kimball International, Inc.
1600 Royal Street
Jasper, Indiana 47549
(Name and address of agent for service)

(812) 482-1600
(Telephone number, including area code, of agent for service)
Copy to:
Janelle Blankenship
Faegre Baker Daniels LLP
600 E. 96th Street, Suite 600
Indianapolis, Indiana 46240
(317) 569-9600
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer  ☐                                                                                       Accelerated filer  ☒
Non-accelerated filer  ☐ (Do not check if a smaller reporting company)            Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
Common Stock (1)	2,500,000	$18.41	$46,025,000	$5,929

(1)This Registration Statement registers 2,500,000 shares of common stock, which may be either Class A Common Stock, par value $0.05 per share, and/or Class B Common Stock, par value $0.05 per share, of Kimball International, Inc. (collectively, the “Common Stock”), not previously registered, under the Kimball International, Inc. Amended and Restated 2003 Stock Option and Incentive Plan (the “Amended and Restated Plan”).

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, and similar transactions in accordance with the anti‑dilution provisions of the Amended and Restated Plan.

(3)
Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low sales prices of the Class B Common Stock as reported by the NASDAQ Global Select Market on February 19, 2014, which was $18.41 per share. Shares of Class A Common Stock are not traded on any exchange. Shares of Class A Common Stock may be converted into shares of Class B Common Stock on a one-for-one basis.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E
OF FORM S-8 “REGISTRATION OF ADDITIONAL SECURITIES”

This Registration Statement relates to the registration of 2,500,000 additional shares of common stock, which may be either Class A Common Stock, par value $0.05 per share, and/or Class B Common Stock, par value $0.05 per share (collectively, the “Common Stock”), of Kimball International, Inc. (the “Registrant”) reserved for issuance and delivery under the Registrant’s Amended and Restated 2003 Stock Option and Incentive Plan (the “Amended and Restated Plan”). The increase in the number of shares authorized to be issued under the Amended and Restated Plan was approved by the Registrant’s shareholders on October 15, 2013. Pursuant to a Form S-8 Registration Statement filed by the Registrant on January 7, 2004, the Registrant has previously registered 2,500,000 shares of Common Stock reserved for issuance under the Kimball International, Inc. 2003 Stock Option and Incentive Plan. Except to the extent that they are modified or superseded by information contained herein, or in exhibits hereto, the contents of that Form S-8 Registration Statement (File No. 333-111744) are incorporated herein by reference pursuant to General Instruction E to Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents By Reference.
The following documents heretofore filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10‑K for the fiscal year ended June 30, 2013;

(2)	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended September 30, 2013 and December 31, 2013;

(3)
The Registrant’s Current Reports on Form 8-K filed on October 21, 2013; December 5, 2013; December 11, 2013; December 23, 2013; January 3, 2014; January 21, 2014 (solely with respect to information filed pursuant to Item 5.02) and February 19, 2014; and

(4)
The description of the Registrant’s Class A Common Stock and Class B Common Stock contained in the Registrant’s Current Report on Form 8-K filed on February 21, 2014, and any amendment or report filed with the Securities and Exchange Commission for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed on Form 8-K.
The Registrant will promptly provide without charge to each person to whom a prospectus is delivered a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information) upon the written or oral request of such person directed to John H. Kahle, Executive Vice President, General Counsel and Secretary at the following address and telephone number: 1600 Royal Street, Jasper, Indiana 47549, (812) 482-1600.
Item 8. Exhibits.
The list of Exhibits is incorporated herein by reference to the Index to Exhibits.

SIGNATURES
        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jasper, State of Indiana, on February 21, 2014.

Kimball International, Inc. (Registrant)

By:	/s/ JAMES C. THYEN
James C. Thyen
President and Chief Executive Officer

POWER OF ATTORNEY
        KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby authorizes James C. Thyen and John H. Kahle, each with full power of substitution, to execute in the name and on behalf of such person any amendment to this Registration Statement, including post-effective amendments, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate, and appoints each of James C. Thyen and John H. Kahle, each with full power of substitution, attorney-in-fact to sign any amendment to this Registration Statement, including post-effective amendments, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with exhibits thereto, and other documents in connection therewith.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names.

Signature	Title	Date

/s/ JAMES C. THYEN	President and Chief Executive Officer and Director (Principal Executive Officer)	February 18, 2014
James C. Thyen

/s/ ROBERT F. SCHNEIDER	Executive Vice President and Chief Financial Officer and Director (Principal Financial Officer)	February 18, 2014
Robert F. Schneider

/s/ MICHELLE R. SCHROEDER	Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 18, 2014
Michelle R. Schroeder

/s/ DOUGLAS A. HABIG	Chairman of the Board	February 18, 2014
Douglas A. Habig

/s/ DONALD D. CHARRON	Director	February 18, 2014
Donald D. Charron

/s/ TIMOTHY J. JAHNKE	Director	February 18, 2014
Timothy J. Jahnke

/s/ KIMBERLY K. RYAN	Director	February 18, 2014
Kimberly K. Ryan

/s/ GEOFFREY L. STRINGER	Director	February 18, 2014
Geoffrey L. Stringer

/s/ THOMAS J. TISCHHAUSER	Director	February 18, 2014
Thomas J. Tischhauser

/s/ CHRISTINE M. VUJOVICH	Director	February 18, 2014
Christine M. Vujovich

/s/ JACK R. WENTWORTH	Director	February 18, 2014
Jack R. Wentworth

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
4.1	Amended and Restated Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 3(a) to the Registrant’s Form 10-K for the fiscal year ended June 30, 2012.
4.2	Restated By-Laws of the Registrant, incorporated by reference to Exhibit 3(b) to the Registrant’s Current Report on Form 8-K, filed on February 19, 2014.
5.1	Opinion of Faegre Baker Daniels LLP.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Faegre Baker Daniels LLP (included in the Opinion of Faegre Baker Daniels LLP filed as Exhibit 5.1).
24	Powers of Attorney (included on the Signature Page of this Registration Statement).
99.1
Kimball International, Inc. Amended and Restated 2003 Stock Option and Incentive Plan, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on October 21, 2013.